Exhibit 4.3

Amendment No. 1 and Waiver to the

Amended and Restated Registration Rights Agreement

This Amendment No. 1 and Waiver, dated April 13, 2010, amends the Amended and Restated Registration Rights Agreement dated as of October 15, 2007, (the “Original Rights Agreement”) by and among Motricity, Inc., a Delaware corporation (the “Company”), the Persons listed on Schedule A attached thereto, and made a part hereof, the Persons listed on Schedule B thereto and made a part hereof, the Persons listed on Schedule C attached thereto and made a part hereof, M7 Networks Inc., a Delaware corporation, Ryan K. Wuerch and Judson S. Bowman. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Rights Agreement.

WHEREAS, the signatories to this Agreement collectively own a majority of the “Registrable Securities” outstanding on the date hereof.

NOW, THEREFORE, in consideration of the premises, which are incorporated into and made a part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. The following is added immediately after clause (b) under Section 2.4 of the Original Rights Agreement:

“Notwithstanding anything contained herein, the written notice referred to in clause (a) immediately above with respect to the Company’s registration statement on Form S-1 (Registration No. 333-164471) (the “Registration Statement”) must only include the fact that the Company has filed the Registration Statement. In addition, the Company must use it reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities and Common Shares, then held by the Holder or Common Stockholder (whether directly through the direct ownership of Common Shares or through the direct ownership of preferred stock convertible into Common Shares), specified in a written request or requests received by the Company from any Holder or Common Stockholder on or before April 26, 2010. The Company may give one or more written notices to Holders and Common Stockholders of such deadline.”

Section 2. Section 2.6 of the Original Rights Agreement is amended and restated as follows:

“2.6. Withdrawal from Company Registration. If any Holder, Common Stockholder or other stockholder disapproves of the terms of any underwriting in connection with a registration pursuant to Section 2.4, such person may elect, prior to the printing of the preliminary prospectus for distribution to potential investors with respect to the Registration Statement, to withdraw therefrom some or all of its Registrable Securities and/or Common Shares it validly and timely elected to have included in such underwriting, provided, however, that any allocation based on Registrable Securities or Common Shares for purposes of Section 2.5, shall be based on the Registrable Securities and/or Common Shares, as the case may be, elected by the Holder,

Common Stockholder, or other stockholder to be included in such registration, after any such withdrawal. By way of example, if a Holder validly elected to include 20 Registrable Securities, but subsequently withdrew 10 such securities prior to the printing of the preliminary prospectus for distribution to potential investors with respect to the Registration Statement, such Holder shall be deemed to have requested to register 10 Registrable Securities. In the event of such a withdrawal, the Company may, but is not required to, offer to all, and not just some, Holders, Common Stockholders and other stockholders who have included Registrable Securities, Common Shares or other shares in the registration the right to include additional Registrable Securities, Common Shares or other shares in the registration in an aggregate amount equal to the number of shares withdrawn, with such shares to be allocated among such Holders, Common Stockholders and other stockholders in accordance with the provisions of Section 2.5.”

Section 3. The following clause in Section 2.15, “(i) such Holder or Common Stockholder can sell all shares held by it in compliance with Rule 144(k)” is amended and restated as follows: “(i) such Holder or Common Stockholder can sell all shares held by it under Rule 144 and paragraph (e) of Rule 144 does not apply to any such sales.”

Section 4. The parties hereto waive and release any claims, complaints, actions, causes of action and demands, whether known or unknown, and any and all suits arising in law or in equity, whether from statute or regulation or otherwise, whether known or unknown, on behalf of themselves and all Investors, Holders and Common Stockholders, under the Original Rights Agreement and/or this Amendment and, in each case, based on events arising prior to the date hereof.

Section 4. If, for any reason, this Amendment No. 1 and Waiver, or the application thereof to any person or any circumstance, is invalid or unenforceable, then the Original Rights Agreement shall be deemed amended hereby in order to carry out, so far as may be valid and enforceable, the intent and purpose of this Amendment No. 1 and Waiver.

Section 6. This Amendment No. 1 and Waiver may be executed in counterparts, and by facsimile, which together shall constitute one and the same agreement notwithstanding that all parties hereto are not signatories to each counterpart.

Section 7. This Amendment No. 1 and Waiver shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 8. Except as modified hereby, the Original Rights Agreements is hereby ratified and remains in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 and Waiver as of the date first written above.

Motricity, Inc.

By:	/s/ Richard E. Leigh, Jr.
Name:	Richard E. Leigh, Jr.
Title:	Senior VP/General Counsel

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 and Waiver as of the date first written above.

Advanced Equities Triangle Acquisition I, LLC		Advanced Equities Triangle Acquisition II, LLC

By:	/s/ Keith Daubenspeck	By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck	Name:	Keith Daubenspeck
Title:	Authorized Signatory	Title:	Authorized Signatory

AEI 2007 Venture Investments III, LLC		AEI Silicon Valley Fund II, LLC

By:	/s/ Keith Daubenspeck	By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck	Name:	Keith Daubenspeck
Title:	Authorized Signatory	Title:	Authorized Signatory

AEI Trilogy Fund, LLC		AEI 2006 Venture Investments I, LLC

By:	/s/ Keith Daubenspeck	By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck	Name:	Keith Daubenspeck
Title:	Authorized Signatory	Title:	Authorized Signatory

AEI 2006 Venture Investments II, LLC		AEI 2006 Venture Investments III, LLC

By:	/s/ Keith Daubenspeck	By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck	Name:	Keith Daubenspeck
Title:	Authorized Signatory	Title:	Authorized Signatory

Advanced Equities Investments XXV, LLC		Advanced Equities Investments XXXV, LLC

By:	/s/ Keith Daubenspeck	By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck	Name:	Keith Daubenspeck
Title:	Authorized Signatory	Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have duly executed and delivered this Waiver as of the date first written above.

AEI Eastern Investments III, LLC		AEI Eastern Investments IV, LLC

By:	/s/ Keith Daubenspeck	By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck	Name:	Keith Daubenspeck
Title:	Authorized Signatory	Title:	Authorized Signatory

AEI 2006 Venture Investments IV, LLC		AEI 2007 Venture Investments IV, LLC

By:	/s/ Keith Daubenspeck	By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck	Name:	Keith Daubenspeck
Title:	Authorized Signatory	Title:	Authorized Signatory

Advanced Equities Investments XXVI, LLC		AEI Eastern Investments II, LLC

By:	/s/ Keith Daubenspeck	By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck	Name:	Keith Daubenspeck
Title:	Authorized Signatory	Title:	Authorized Signatory

AEI Eastern Investments I, LLC		Advanced Equities Motricity Series I Investment I, LLC

By:	/s/ Keith Daubenspeck	By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck	Name:	Keith Daubenspeck
Title:	Authorized Signatory	Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have duly executed and delivered this Waiver as of the date first written above.

New Enterprise Associates 10, Limited Partnership

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	General Counsel

IN WITNESS WHEREOF, the parties have duly executed and delivered this Waiver as of the date first written above.

Koala Holding Limited Partnership

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Treasurer and Secretary

IN WITNESS WHEREOF, the parties have duly executed and delivered this Waiver as of the date first written above.

TCV V, L.P.

By:	/s/ F. Fenton
Name:	F. Fenton
Title:	Attorney in Fact

TCV V Member Fund, L.P.

By:	/s/ F. Fenton
Name:	F. Fenton
Title:	Attorney in Fact